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                                  Exhibit (10)

                       Consent of Independent Accountants



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[COOPERS                                          Coopers & Lybrand L.L.C.
& LYBRAND LOGO]                                   a professional services firm







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in Post Effective Amendment No. 18 to the Registration Statement of Sentry Variable Account II (the "Account") on Form N-4 of Sentry Variable Account II (File No. 2-87072) of:

(1) Our report dated February 11, 1998, on our audits of the financial statements of the Account; and

(2) Our report dated February 13, 1998, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants."

s/ Coopers & Lybrand L.L.P.


Chicago, IL
April 27, 1998





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.